Exhibit 99.1

NAVARRE REPORTS FINANCIAL RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2012

Company Announces Completion of Successful Restructuring Program and
Issues Fiscal Year 2013 Guidance Anticipating Significant EBITDA Expansion

MINNEAPOLIS  – May 22, 2012 – Navarre (Nasdaq: NAVR), a leading distributor, provider of e-commerce fulfillment solutions, and publisher of computer software, today announced its financial results for the fourth quarter and 2012 fiscal year ended March 31, 2012.

Fourth Quarter Fiscal Year 2012 Results

•
Net sales from continuing operations were $116.7 million and at the high end of the Company’s expectations, as compared to net sales from continuing operations of $124.3 million during the fourth quarter of the prior year.  Net sales gains in consumer electronics and accessories more than offset declines in computer software products during the quarter. The total net sales shortfall as compared to the prior year’s fourth quarter was attributed to the home video category as the Company and its customers continue to deemphasize these products.

•
Adjusted pro forma operating expenses from continuing operations were reduced by 28% or $4.5 million to $11.5 million during the fourth quarter, as compared to operating expenses from continuing operations of $16.1 million in the prior year. (See “Use of Non-GAAP Financial Information” below.)

•
Adjusted pro forma income from continuing operations increased by $1.0 million during the fourth quarter to $562,000, as compared to a $433,000 loss from continuing operations before income tax in the prior year.  (See “Use of Non-GAAP Financial Information” below.)

•
Net loss from continuing operations for the fourth quarter of fiscal year 2012 was $3.3 million, or a loss of $0.09 per diluted share, versus net income from continuing operations of $9.8 million, or $0.26 per diluted share in the same period of the prior year. This year’s fourth quarter results include pre-tax restructuring and other charges in the amount of $6.7 million.  The prior year’s fourth quarter included a $9.7 million, or $0.26 per diluted share, income tax benefit arising out of the reversal of a valuation allowance recorded against deferred tax assets.

•
Adjusted pro forma EBITDA from continuing operations increased by 91% to $1.6 million for the fourth quarter, as compared to adjusted pro forma EBITDA from continuing operations of $860,000 in the prior year. (See “Use of Non-GAAP Financial Information” below.)

•	The Company had no debt and a cash balance of $5.6 million at March 31, 2012, versus no debt and a zero cash balance at the prior fiscal year end.

Fiscal Year 2012 Results

•
Net sales from continuing operations for the 2012 fiscal year were $480.8 million, as compared to net sales of $490.9 million for the prior year.  During the 2012 fiscal year net sales gains in consumer electronics and accessories more than offset declines in computer software products.

•
Adjusted pro forma operating expenses from continuing operations were reduced by 13% or $7.5 million to $51.8 million during the 2012 fiscal year, as compared to operating expenses from continuing operations of $59.2 million in the prior year. (See “Use of Non-GAAP Financial Information” below.)

•
Adjusted pro forma income from continuing operations during the 2012 fiscal year was $3.1 million, as compared to operating income of $6.0 million from continuing operations before income tax in the prior year.  (See “Use of Non-GAAP Financial Information” below.)

•
Net loss from continuing operations for the 2012 fiscal year was $34.3 million, or a loss of $0.93 per diluted share, as compared to net income from continuing operations of $12.5 million, or $0.34 per diluted share, in the prior fiscal year. Fiscal year 2012 net income includes pre-tax restructuring and other charges in the amount of $19.6 million and a non-cash write-off of goodwill and intangibles in the amount of $6.0 million.   The prior year also included a $9.7 million, or $0.26 per diluted share, income tax benefit arising out of the reversal of a valuation allowance recorded against deferred tax assets.

•
Adjusted pro forma EBITDA from continuing operations for the 2012 fiscal year was $7.7 million, as compared to adjusted pro forma EBITDA from continuing operations of $10.9 million in the prior fiscal year. (See “Use of Non-GAAP Financial Information” below.)

Richard Willis, Chief Executive Officer, commented, “I’m pleased to have achieved our revenue and EBITDA goals for the 2012 fiscal year while carrying out a significant restructuring initiative.  Over the past two quarters our management team kept on task and delivered solid operating results while driving major changes in our business processes and personnel.  Our ability to perform under these demanding circumstances gives me confidence that we will achieve meaningful EBITDA growth in the 2013 fiscal year.

“Our strategy to expand the consumer electronics and accessory business showed continued progress in the fourth quarter as we saw a more than 110% increase in net sales of these products from the prior year.  This product category accounted for more than $77 million in sales during the 2012 fiscal year, a 150% increase from the prior fiscal year.  Our continued acquisition of market share in Canada provided a 37% increase in Canadian net sales during the fourth quarter.  Additionally, our net sales in the e-commerce channel experienced a 50% growth during the fourth quarter.  I look forward to seeing these high-growth areas contribute to a healthy and profitable fiscal year 2013.”

Progress of the Past Two Quarters

The Company’s previously announced restructuring initiative was completed during the third and fourth quarters of fiscal year 2012.  This process involved the closure of two facilities, a thorough review and disposition of non-core assets, and a 27% reduction to headcount.  Those changes allow the Company to leverage its infrastructure to focus on high-growth opportunities in the distribution of consumer electronics and accessories, the expansion of e-commerce fulfillment and increasing its market presence in Canada.  In addition to the expense savings realized in fiscal year 2012, the restructuring is expected to provide additional operating expense savings of $5.5-$6.5 million in fiscal year 2013.

During the last six months of fiscal year 2012, the restructuring initiative and the Company’s increased focus on high-growth opportunities contributed significantly to the Company’s financial results.  As compared to the third and fourth quarters of the prior year, adjusted pro forma operating expenses were reduced by 21%, a savings of $6.7 million; adjusted pro forma income from continuing operations improved by more than 200%; and adjusted pro forma EBITDA from continuing operations increased by 35%.  The Company believes that the progress made during the past six months provides an opportunity to competitively price its products and services, while increasing its investments in sales and customer service to support its growth initiatives.

FY 2013 Outlook

In light of the progress made through the Company’s now completed restructuring program and its decision to deemphasize the distribution of exclusive home video content (which contributed $22.6 million in net sales during fiscal year 2012), guidance for fiscal year 2013 is as follows:

•	Net sales are anticipated to be between $460.0 million and $480.0 million; and

•	Adjusted pro forma EBITDA is expected to be between $9.0 and $11.0 million. (See “Use of Non-GAAP Financial Information” below.)

Conference Call

The Company will host a conference call on Wednesday, May 23, 2012, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  This conference call can be accessed by dialing (866) 700-0161, and utilizing the passcode “81015848”, ten minutes prior to the scheduled start time.  In addition, a live broadcast of this call will be available by going to the “Investors” section of the Company’s website located at www.navarre.com.  Those wishing to access this live broadcast of the call should go to the Company’s website fifteen minutes prior to the start time to register and download any necessary software.  A replay of the conference call will be available at the Company’s website following its completion.

Use of Non-GAAP Information

The Company has provided non-GAAP adjusted pro forma information for the six months ended at March 31, 2011 and March 31, 2012.  This information is provided as a convenience to the reader and to supplement their understanding of how management of the Company evaluates the financial results of the Company as it relates to the restructuring that took place during the 2012 fiscal year.  This information is not typically provided by the Company and similar information may not be provided in future periods.

The Company provides non-GAAP adjusted pro forma information and references to “adjusted pro forma” information are references to non-GAAP adjusted pro forma measures. The Company provides adjusted pro forma information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Adjusted pro forma operating expenses, adjusted pro forma income from continuing operations before income tax, and adjusted pro forma EBITDA are supplemental measures of the Company’s performance that are not required by, and are not presented in accordance with GAAP. Adjusted pro forma information is not a substitute for any performance measure derived in accordance with GAAP.  The Company’s management has evaluated and made operating decisions about its business operations primarily based upon these adjusted pro forma financial metrics. Therefore, the Company presents these adjusted pro forma measures along with GAAP measures. For each such adjusted pro forma financial measure, the adjustment provides the Company’s management with information about the Company’s underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods.

The adjusted pro forma measures presented by the Company provide comparable financial metrics to historical periods absent the impact of restructuring and other charges incurred during the Company’s 2012 fiscal year.  The Company also excludes the impact of equity-based compensation from its non-GAAP adjusted pro forma EBITDA in order to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by the Company.

The Company is using adjusted pro forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, adjusted pro forma financial information helps the Company’s management track actual performance relative to financial targets.

The Company recognizes that the use of adjusted pro forma measures has limitations, including the need to exercise judgment in determining which types of charges should be excluded from the adjusted pro forma financial information. The Company provides adjusted pro forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company’s core operating performance in the same way that its management does. Reconciliations between historical pro forma and adjusted pro forma results of operations are provided in the tables below.

About Navarre Corporation

Navarre® is a distributor and provider of e-commerce fulfillment solutions for traditional and internet-based sales channels.  Our solutions support both direct-to-consumer and business-to-business sales.  We also publish computer software through our Encore® subsidiary. Navarre was founded in 1983 and is headquartered in Minneapolis, Minnesota.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: difficult economic conditions that adversely affect the Company’s customers and vendors; the Company’s revenues being derived from a small group of customers; pending or prospective litigation may subject the Company to significant costs; the seasonal nature of the Company’s business; the Company’s ability to adapt to the changing demands of its customers; the potential for the Company to incur significant costs and to experience operational and logistical difficulties in connection with its information technology systems and infrastructure; the Company’s dependence on significant vendors; the uncertain results of developing new software products; uncertain financial results in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the Company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

Additional Information

Navarre Investor Relations
763-535-8333
ir@navarre.com

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)

	(Unaudited)
	Three Months Ended March 31,		Twelve Months Ended March 31,
	2012	2011	2012	2011
Net sales	$116,743	$124,304	$480,824	$490,897
Cost of sales (exclusive of depreciation)	106,259	108,686	436,318	425,729
Gross profit	10,484	15,618	44,506	65,168
Operating expenses:
Selling and marketing	5,363	5,028	21,112	21,099
Distribution and warehousing	5,547	2,614	13,170	10,694
General and administrative	4,698	7,426	22,907	23,573
Depreciation and amortization	842	983	3,624	3,848
Goodwill and intangible impairment	-	-	5,996	-
Total operating expenses	16,450	16,051	66,809	59,214
Income (loss) from operations	(5,966)	(433)	(22,303)	5,954
Other income (expense):
Interest income (expense), net	(95)	(397)	(968)	(1,754)
Other income (expense), net	44	386	(457)	(153)
Income (loss) from continuing operations before income tax	(6,017)	(444)	(23,728)	4,047
Income tax benefit (expense)	2,670	10,210	(10,572)	8,446
Net income (loss) from continuing operations	(3,347)	9,766	(34,300)	12,493
Discontinued operations:
Loss on sale of discontinued operations	-	(5,198)	-	(5,198)
Income from discontinued operations, net of tax	-	(536)	-	3,888
Net income (loss)	$(3,347)	$4,032	$(34,300)	$11,183
Basic earnings (loss) per common share:
Continued operations	$(0.09)	$0.26	$(0.93)	$0.34
Discontinued operations	-	(0.15)	-	(0.03)
Net income (loss)	$(0.09)	$0.11	$(0.93)	$0.31
Diluted earnings (loss) per common share:
Continued operations	$(0.09)	$0.26	$(0.93)	$0.34
Discontinued operations	-	(0.16)	-	(0.04)
Net income (loss)	$(0.09)	$0.10	$(0.93)	$0.30
Weighted average shares outstanding:
Basic	37,093	36,572	36,877	36,446
Diluted	37,093	36,998	36,877	36,952

NAVARRE CORPORATION
Consolidated Condensed Balance Sheets
(In thousands)

	March 31,
	2012	2011
Assets:
Current assets:
Cash	$5,600	$-
Accounts receivable, net	47,935	57,833
Receivable from the sale of discontinued operations	-	24,000
Inventories	28,850	24,913
Deferred tax assets — current, net	1,580	6,436
Other	2,211	3,957
Total current assets	86,176	117,139
Property and equipment, net	6,868	9,299
Intangible assets, net	1,547	8,084
Deferred tax assets — non-current, net	18,450	24,320
Other assets	8,335	15,024
Total assets	$121,376	$173,866
Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$73,421	$80,379
Other	6,642	18,189
Total current liabilities	80,063	98,568
Long-term liabilities:
Other liabilities	1,497	2,217
Total liabilities	81,560	100,785

Shareholders’ equity	39,816	73,081
Total liabilities and shareholders’ equity	$121,376	$173,866

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve months ended March 31,
	2012	2011
Net cash provided by (used in) operating activities	(5,453)	8,694
Net cash provided by (used in) investing activities	19,892	(9,884)
Net cash used in financing activities	(8,839)	(3,989)
Net cash provided by (used in) continuing operations	5,600	(5,179)

Discontinued operations:
Net cash provided by operating activities	-	5,623
Net cash used in investing activities	-	(435)
Net cash used in financing activities	-	(9)

Net increase in cash	5,600	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$5,600	$-

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information for the Three and Six Months Ended March 31,

	Three Months Ended March 31,				Six Months Ended March 31,
	2012	%	2011	%	2012	%	2011	%
Net sales:
Software	$89,425	76.6%	$95,703	77.0%	$193,287	71.5%	$207,960	76.6%
Consumer electronics and accessories	18,125	15.5%	8,566	6.9%	50,765	18.8%	19,874	7.3%
Video games	4,697	4.0%	7,169	5.8%	15,482	5.7%	15,919	5.9%
Home video	2,666	2.3%	10,795	8.7%	6,180	2.3%	22,882	8.4%
Distribution	114,913	98.4%	122,233	98.3%	265,714	98.3%	266,635	98.2%
Publishing	5,665	5.0%	7,710	6.2%	13,326	4.9%	16,021	5.9%
Net sales before inter-company eliminations	120,578		129,943		279,040		282,656
Inter-company eliminations	(3,835)		(5,639)		(8,800)		(11,027)
Net sales as reported	$116,743		$124,304		$270,240		$271,629

Operating income (loss) from continuing operations:
Distribution	$(5,679)		$(1,324)		$(5,746)		$(522)
Publishing	(287)		891		(14,377)		2,163
Consolidated operating income (loss) from continuing operations	$(5,966)		$(433)		$(20,123)		$1,641

Net Sales by Geographic Region
United States	$109,519		$121,875		$242,388		$259,268
International	11,059		8,068		36,652		23,388
Net sales before inter-company eliminations	120,578		129,943		279,040		282,656
Inter-company eliminations	(3,835)		(5,639)		(8,800)		(11,027)
Net Sales as reported	$116,743		$124,304		$270,240		$271,629

Net Sales by Sales Channel
Retail	$102,044		$117,538		$233,826		$250,405
E-commerce	18,534		12,405		45,214		32,251
Net sales before inter-company eliminations	120,578		129,943		279,040		282,656
Inter-company eliminations	(3,835)		(5,639)		(8,800)		(11,027)
Net Sales as reported	$116,743		$124,304		$270,240		$271,629

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of Net Sales Before Inter-Company Eliminations to GAAP Net Sales and Business Segment Information for the Twelve Months Ended March 31,

	Twelve Months Ended March 31,
	2012	%	2011	%
Net sales:
Software	$345,243	71.8%	$380,757	77.6%
Consumer electronics and accessories	77,807	16.2%	31,131	6.3%
Video games	25,834	5.4%	27,513	5.6%
Home video	22,601	4.7%	41,948	8.5%
Distribution	471,485	98.0%	481,349	98.1%
Publishing	26,848	5.6%	31,731	6.5%
Net sales before inter-company eliminations	498,333		513,080
Inter-company eliminations	(17,509)		(22,183)
Net sales as reported	$480,824		$490,897

Operating income (loss) from continuing operations:
Distribution	$(9,655)		$1,186
Publishing	(12,648)		4,768

Consolidated operating income (loss) from continuing operations	$(22,303)		$5,954

Net Sales by Geographic Region
United States	$441,840		$471,479
International	56,493		41,601
Net sales before inter-company eliminations	498,333		513,080
Inter-company eliminations	(17,509)		(22,183)
Net Sales as reported	$480,824		$490,897

Net Sales by Sales Channel
Retail	$422,910		$463,337
E-commerce	75,423		49,743
Net sales before inter-company eliminations	498,333		513,080
Inter-company eliminations	(17,509)		(22,183)
Net Sales as reported	$480,824		$490,897

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted Pro Forma EBITDA for the Three and Six Months Ended March 31,

	Three Months Ended March 31,		Six Months Ended March 31,
	2012	2011	2012	2011
Net income (loss) from continuing operations, as reported	$(3,347)	$9,766	$(32,424)	$10,833
Interest expense, net	95	397	387	903
Income tax expense (benefit)	(2,670)	(10,210)	11,787	(9,817)
Depreciation and amortization	842	983	1,725	1,966
Goodwill and intangible impairment	-	-	5,996	-
Restructuring and other charges	6,650	-	17,705	-
Foreign translation loss (gain)	(170)	(386)	1	(302)
Share-based compensation	239	310	518	628
Adjusted pro forma EBITDA	$1,639	$860	$5,695	$4,211

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted Pro Forma EBITDA for the Twelve Months Ended March 31,

	Twelve Months Ended March 31,
	2012	2011
Net income (loss) from continuing operations, as reported	$(34,300)	$12,493
Interest expense, net	968	1,754
Income tax expense (benefit)	10,572	(8,446)
Depreciation and amortization	3,624	3,848
Goodwill and intangible impairment	5,996	-
Restructuring and other charges	19,562	-
Foreign translation loss (gain)	331	129
Share-based compensation	941	1,096
Adjusted pro forma EBITDA	$7,694	$10,874

Navarre Corporation
Supplemental Information
(In thousands)
(Unaudited)

Adjusted Pro Forma Income from Continuing Operations Before Income Tax for the Three Months Ended March 31,

	GAAP Information Three Months Ended March 31,				Adjusted Pro Forma Information Three Months Ended March 31,
	2012	% of sales	2011	% of sales	2012	% of sales	2011	% of sales
Net sales (1)	$116,743		$124,304		$117,213		$124,304
Gross profit (1) (2)	10,484	9.0%	15,618	12.6%	12,076	10.3%	15,618	12.6%
Operating expenses (3)	16,450	14.1%	16,051	12.9%	11,514	9.8%	16,051	12.9%
Income (loss) from operations	(5,966)		(433)		562		(433)
Other (expense), net (4)	(51)		(11)		71		(11)
Income (loss) from continuing operations before income tax	$(6,017)		$(444)		$633		$(444)

	Three Months Ended March 31,
	2012		2011
(1) Pro forma adjustments to gross profit consist of the following:
Customer credit	$470		$-
Total adjustments	$470		$-

(2) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$891		$-
Prepaid royalties impairment	231		-
Total adjustments	$1,122		$-

(3) Pro forma adjustments to operating expenses consist of the following:
Restructuring and other charges	$(2,095)		$-
Facility costs	(2,841)		-
Total adjustments	$(4,936)		$-

(4) Pro forma adjustments to gross profit consist of the following:
Loss on asset disposal	$122		$-
Total adjustments	$122		$-

Navarre Corporation
Supplemental Information
(In thousands)
(Unaudited)

Adjusted Pro Forma Income from Continuing Operations Before Income Tax for the Six Months Ended March 31,

	GAAP Information Six Months Ended March 31,				Adjusted Pro Forma Information Six Months Ended March 31,
	2012	% of sales	2011	% of sales	2012	% of sales	2011	% of sales
Net sales (1)	$270,240		$271,629		$270,710		$271,629
Gross profit (1) (2)	18,124	6.7%	33,431	12.3%	28,510	10.5%	33,431	12.3%
Operating expenses (3)	38,247	14.2%	31,790	11.7%	25,054	9.3%	31,790	11.7%
Income (loss) from operations	(20,123)		1,641		3,456		1,641
Other (expense), net (4)	(514)		(625)		(392)		(625)
Income (loss) from continuing operations before income tax	$(20,637)		$1,016		$3,064		$1,016

	Six Months Ended March 31,
	2012		2011
(1) Pro forma adjustments to gross profit consist of the following:
Customer credit	$470		$-
Total adjustments	$470		$-

(2) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$2,619		$-
Software development impairment	1,238		-
Prepaid royalties impairment	6,057		-
Restructuring and other charges	2		-
Total adjustments	$9,916		$-

(3) Pro forma adjustments to operating expenses consist of the following:
Restructuring and other charges	$(4,356)		$-
Goodwill and intangible impairment	(5,996)		-
Facility costs	(2,841)		-
Total adjustments	$(13,193)		$-

(4) Pro forma adjustments to gross profit consist of the following:
Loss on asset disposal	$122		$-
Total adjustments	$122		$-

Navarre Corporation
Supplemental Information
(In thousands)
(Unaudited)

Adjusted Pro Forma Income from Continuing Operations Before Income Tax for the Twelve Months Ended March 31,

	GAAP Information Twelve Months Ended March 31,				Adjusted Pro Forma Information Twelve Months Ended March 31,
	2012	% of sales	2011	% of sales	2012	% of sales	2011	% of sales
Net sales (1)	$480,824		$490,897		$481,294		$490,897
Gross profit (1) (2)	44,506	9.3%	65,168	13.3%	54,892	11.4%	65,168	13.3%
Operating expenses (3)	66,809	13.9%	59,214	12.1%	51,759	10.8%	59,214	12.1%
Income (loss) from operations	(22,303)		5,954		3,133		5,954
Other (expense), net (4)	(1,425)		(1,907)		(1,303)		(1,907)
Income (loss) from continuing operations before income tax	$(23,728)		$4,047		$1,830		$4,047

	Twelve Months Ended March 31,
	2012		2011
(1) Pro forma adjustments to gross profit consist of the following:
Customer credit	$470		$-
Total adjustments	$470		$-

(2) Pro forma adjustments to gross profit consist of the following:
Inventory write-downs	$2,619		$-
Software development impairment	1,238		-
Prepaid royalties impairment	6,057		-
Restructuring and other charges	2		-
Total adjustments	$9,916		$-

(3) Pro forma adjustments to operating expenses consist of the following:
Restructuring and other charges	$(6,213)		$-
Goodwill and intangible impairment	(5,996)		-
Facility costs	(2,841)		-
Total adjustments	$(15,050)		$-

(4) Pro forma adjustments to gross profit consist of the following:
Loss on asset disposal	$122		$-
Total adjustments	$122		$-

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)

Summary of Impairment and Other Charges by Business Segment

	Three Months Ended March 31, 2012		Six Months Ended March 31, 2012		Twelve Months Ended March 31, 2012
	Distribution Segment	Publishing Segment	Distribution Segment	Publishing Segment	Distribution Segment	Publishing Segment

Net sales	$-	$470	$-	$470	$-	$470

Cost of sales	603	519	1,044	8,872	1,044	8,872

Operating expenses	4,633	303	6,282	915	7,944	1,110

Goodwill and intangible impairment	-	-	-	5,996	-	5,996

Loss on disposal of assets	119	3	119	3	119	3

Total impairment and other charges (1)	$5,355	$1,295	$7,445	$16,256	$9,107	$16,451

(1) No impairment and other charges were incurred during the three, six and twelve months ended March 31, 2011.